                       INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Ohio Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 5 to Registration Statement No. 33-44500 of our report dated September 6, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

Deloitte & Touche LLP

Princeton, New Jersey

November 20, 1995